UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 13, 2002

MTS, INCORPORATED

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-54035	94-1500342

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

incorporation or organization)		Identification No.)

2500 DEL MONTE STREET	95691

WEST SACRAMENTO, CALIFORNIA

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 5. OTHER EVENTS

On September 13, 2002, MTS, Incorporated, dba Tower Records (“Tower”), entered into an agreement to extend the closing date of the sale of its Japanese operations. This letter agreement amends the stock purchase agreement concerning the sale of Tower’s Japanese operations, providing an extension of the closing deadline from September 13, 2002 to September 27, 2002 in order to complete all documentation related to the sale of Tower’s Japanese operations and the refinancing of Tower’s senior credit facility.

The letter agreement is attached hereto as EXHIBIT 10.14 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) EXHIBITS

Exhibit No.	Description

10.14	Letter Agreement dated as of September 13, 2002 between the registrant and Vespasianus Co., Ltd. (“Vespasianus”) amending that certain Stock Purchase Agreement dated as of April 11, 2002 between the registrant and Valtona Holding B.V. (“Valtona”), as assigned to Vespasianus by Valtona

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

September 13, 2002	By:	/s/ DeVaughn D. Searson

DeVaughn D. Searson

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.14	Letter Agreement dated as of September 13, 2002 between the registrant and Vespasianus Co., Ltd. (“Vespasianus”) amending that certain Stock Purchase Agreement dated as of April 11, 2002 between the registrant and Valtona Holding B.V. (“Valtona”), as assigned to Vespasianus by Valtona